Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880-6210 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt 877-686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
THIRD QUARTER 2010 RESULTS

Wakefield, MA—November 2, 2010—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE Amex:  FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $16.1 million or $0.20 per share for the third quarter ended September 30, 2010.  The Company also announced Net Income of $4.8 million and Earnings Per Share (EPS) of $0.06 for the third quarter and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure.  A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 4 of this press release.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in 000's except per share data)	2010	2009	Increase (Decrease)	2010	2009	Increase (Decrease)

Net Income	$4,757	$6,941	$(2,184)	$16,273	$19,614	$(3,341)

FFO	$16,052	$17,537	$(1,485)	$49,404	$52,284	$(2,880)
GOS	-	-	-	-	-	-
FFO+GOS	$16,052	$17,537	$(1,485)	$49,404	$52,284	$(2,880)
Per Share Data:
EPS	$0.06	$0.10	$(0.04)	$0.20	$0.28	$(0.08)
FFO	$0.20	$0.25	$(0.05)	$0.62	$0.74	$(0.12)
GOS	$-	$-	$-	$-	$-	$-
FFO+GOS	$0.20	$0.25	$(0.05)	$0.62	$0.74	$(0.12)

Weighted average
shares (diluted)	79,751	71,281	8,470	79,704	70,750	8,954

Comparing results for the third quarter of 2010 to the same period in 2009, Net Income and EPS decreased by $2.2 million or $.04 per share; and FFO decreased by $1.5 million or $0.05 per share.  The decrease in FFO was primarily attributable to a decrease in real estate FFO of $1.7 million and was partially offset by an increase in investment banking FFO of $0.2 million.  The decrease in real estate FFO was primarily a result of decreased occupancy in the real estate portfolio during the third quarter of 2010 compared to the third quarter of 2009.  The increase in investment banking FFO resulted from greater sales of securities by our investment bank, which were $0.3 million in the third quarter of 2010 as we closed two syndications, compared to no sales by our investment bank for the third quarter of 2009.  Revenue from our investment bank is primarily based on the value of securities sales.  There was no GOS during the third quarters of 2010 or 2009.

Comparing results for the first nine months of 2010 to 2009, Net Income and EPS decreased by $3.3 million or $0.08 per share; and FFO decreased by $2.9 million or $0.12 per share.  The decrease in FFO was primarily attributable to a decrease in real estate FFO of $4.1 million and was partially offset by an increase in investment banking FFO of $1.2 million.   The decrease in real estate FFO was primarily a result of decreased occupancy in the real estate portfolio during the first nine months of 2010 compared to the first nine months of 2009; and a $0.3 million decrease in distributions received from investments in our non-consolidated REITs.  The increase in investment banking FFO resulted from greater sales of securities by our investment bank, which were $10.7 million during the first nine months of 2010 as compared to $0.6 million by our investment bank for the first nine months of 2009.  Revenue from our investment bank is primarily based on the value of securities sales.  There was no GOS during the first nine months of 2010 or 2009.

George J. Carter, President and CEO, commented as follows:

“For the third quarter of 2010, FSP's profits as represented by FFO + GOS totaled approximately $16.1 million or $0.20 per share, a reduction of $0.01 per share compared to the second quarter of 2010.  Dividend distributions declared for the third quarter of 2010, which are payable on November 19, 2010, will be approximately $15.2 million or $0.19 per share.

For 2010, FSP's profit results have been under pressure primarily from increasing vacancy in the property portfolio created by large amounts of tenant lease expirations within a generally weak office market.  Adding to this situation has been continuing lower levels of investment banking underwritings.  The Company has anticipated and planned for the levels of business activity and financial results we are experiencing this year.  The transactional nature, success and timing of our re-leasing efforts of existing vacancy and lease-roll in the portfolio will interplay with the timing of new property acquisitions and capital closings of private placement offerings through our investment bank to affect future FFO levels.

Our directly-owned real estate portfolio of 33 properties was approximately 82% leased as of September 30, 2010 and approximately 84% leased as of December 31, 2009.  Several of our properties have had significant lease-roll and consequential vacancy beginning in the fourth quarter of 2009 and continuing through the third quarter of 2010.  As a result, we have experienced lower levels of rental income from these properties.  However, assuming some level of continuing stability in the broader U.S. economic and employment picture, we believe that full-year 2010 is likely to mark the bottom of FSP's portfolio occupancy cycle.  While the third quarter of 2010 was slow relative to actual leases being signed, prospective new tenant interest and activity at most of our properties continues to be meaningful and we remain optimistic about higher potential occupancies going into 2011.

There were no new property acquisitions completed in the third quarter of 2010.  The Company continues to work on additional property acquisitions for both direct purchase into the FSP portfolio and syndication through our Investment Banking Group.  We would anticipate that current efforts will produce additional property acquisitions this year.

During the third quarter of 2010 our Investment Banking Group did not generate any syndication investment opportunities.  Consequently, equity sales for the quarter were only $0.3 million relating to two syndications we completed on July 9, 2010.  The Investment Banking Group operated at a loss of about $0.4 million, or nearly $0.01 per share, for the third quarter of 2010.  Currently we have one new $30 million private placement syndication open and we believe that we have better visibility for potential future syndication opportunities than we have had all year.  While we believe that general investor confidence and interest in commercial real estate investing continues to slowly improve, capital raising efforts over any specific period of time will likely remain unpredictable.

FSP did not have any properties listed for sale during the third quarter of 2010.  Generally speaking, we continue to find the property sales environment challenged relative to both liquidity and pricing.  However, we continue to witness improving pricing and liquidity in certain markets, extending a trend that began in the second half of 2009.  Nationwide, the number of completed commercial real estate transactions still remains low by historical standards.  We believe that both improving office property fundamentals as well as plentiful and attractive financing availability will likely be required to more meaningfully improve the market place for property dispositions.  Since gain on sale (GOS) is an important part of our total return strategy, we intend to be active in property dispositions once the real estate cycle more fully establishes a pattern of improvement.

We believe FSP continues to be in an excellent environment to position itself for meaningful future growth in profits and dividends.  Our company will continue to use its capabilities and conservative financial structure to take advantage of competitive tenant leasing requirements, opportunistic investment banking situations and attractive real estate investment opportunities that are presenting themselves as a result of the current cyclical downturn in the economy and commercial property market.  Since the fourth quarter of 2007 we have viewed 2010 as likely our most challenging year in dealing with a broad, financially-precipitated, cyclical, economic downturn.  As we begin the fourth quarter of 2010 and look to 2011, we are optimistic that FSP has managed its major challenges, while taking advantage of positioning opportunities that traditionally only present themselves during severe economic downturns.  We are very much looking forward to our future growth potential.”

Dividend Announcement

On October 15, 2010, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended September 30, 2010 of $0.19 per share of common stock payable on November 19, 2010 to stockholders of record on October 29, 2010.

Real Estate Update

Supplementary Schedules D & E provide property information for our continuing real estate portfolio of 33 properties and for three non-consolidated REITs that we have interests in as of September 30, 2010.  The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule H.  We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance and is generally calculated in a similar manner to our calculation.  We also believe that FFO+GOS is an important measure as it considers investment performance.

Reconciliation of Net Income to FFO and FFO+GOS:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2010	2009	2010	2009

Net income	$4,757	$6,941	$16,273	$19,614
(Gain) Loss on sale of properties	-	-	-	-
GAAP income from non-consolidated REITs	(404)	(475)	(1,037)	(1,710)
Distributions from non-consolidated REITs	1,192	1,119	3,923	4,257
Acquisition costs of new properties	(4)	391	125	639
Depreciation of real estate & intangible amortization	10,511	9,561	30,120	29,484
Funds From Operations (FFO)	16,052	17,537	49,404	52,284
Plus gains on sales of properties	-	-	-	-
FFO+GOS	$16,052	$17,537	$49,404	$52,284

Per Share Data
EPS	$0.06	$0.10	$0.20	$0.28
FFO	$0.20	$0.25	$0.62	$0.74
GOS	$-	$-	$-	$-
FFO+GOS	$0.20	$0.25	$0.62	$0.74

Weighted average shares (basic and diluted)	79,751	71,281	79,704	70,750

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for November 3, 2010 at 10:00 a.m. (ET) to discuss the third quarter 2010 results. To access the call, please dial 1-866-730-5771, passcode 37601430.  Internationally, the call may be accessed by dialing 1-857-350-1595, passcode 37601430.  To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company’s website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions.  The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties.  FSP operates in two business segments: real estate operations and investment banking/investment services.  The majority of FSP’s property portfolio is suburban office buildings, with select investments in certain central business district properties.  FSP’s subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP, please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2009), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.
Earnings Release
Supplementary information
Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO) and FFO+GOS	I

Franklin Street Properties Corp. Financial Results
Supplementary Schedule A
Condensed Consolidated Income Statements
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share amounts)	2010	2009	2010	2009

Revenue:
Rental	$31,368	$31,702	$91,428	$90,774
Related party revenue:
Syndication fees	20	-	682	39
Transaction fees	246	1	1,145	543
Management fees and interest income from loans	630	370	1,721	1,232
Other	20	19	35	55
Total revenue	32,284	32,092	95,011	92,643

Expenses:
Real estate operating expenses	8,737	7,752	24,068	22,176
Real estate taxes and insurance	4,839	5,364	14,403	14,879
Depreciation and amortization	10,414	8,801	28,876	26,940
Selling, general and administrative	2,074	2,243	6,804	6,378
Commissions	16	8	466	178
Interest	1,892	1,744	5,280	4,920

Total expenses	27,972	25,912	79,897	75,471

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	4,312	6,180	15,114	17,172
Interest income	4	16	21	88
Equity in earnings of non-consolidated REITs	404	475	1,037	1,710

Income before taxes on income	4,720	6,671	16,172	18,970
Income tax benefit	(37)	(270)	(101)	(644)

Net income	$4,757	$6,941	$16,273	$19,614

Weighted average number of shares outstanding,
basic and diluted	79,751	71,281	79,704	70,750

Net income per share, basic and diluted	$0.06	$0.10	$0.20	$0.28

  Franklin Street Properties Corp. Financial Results
  Supplementary Schedule B
  Condensed Consolidated Balance Sheets
  (Unaudited)

	September 30,	December 31,
(in thousands, except share and par value amounts)	2010	2009
Assets:
Real estate assets, net	$932,689	$921,833
Acquired real estate leases, less accumulated amortization
of $22,344 and $34,592, respectively	53,344	44,757
Investment in non-consolidated REITs	89,995	92,910
Assets held for syndication, net	-	4,827
Cash and cash equivalents	20,554	27,404
Restricted cash	55	334
Tenant rent receivables, less allowance for doubtful accounts
of $1,540 and $620, respectively	2,123	1,782
Straight-line rent receivable, less allowance for doubtful accounts
of $700 and $100, respectively	16,157	10,754
Prepaid expenses	2,511	2,594
Related party mortgage loan receivable	53,756	36,535
Other assets	852	844
Office computers and furniture, net of accumulated depreciation
of $450 and $1,233, respectively	535	384
Deferred leasing commissions, net of accumulated amortization
of $6,455, and $4,995, respectively	16,626	10,808
Total assets	$1,189,197	$1,155,766

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$167,968	$109,008
Term loan payable	75,000	75,000
Accounts payable and accrued expenses	25,064	23,787
Accrued compensation	1,334	1,416
Tenant security deposits	1,922	1,808
Other liabilities: derivative termination value	1,416	2,076
Acquired unfavorable real estate leases, less accumulated amortization
of $2,824, and $2,492, respectively	6,206	5,397
Total liabilities	278,910	218,492

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 79,837,405 and 79,680,705 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,005,211	1,003,713
Accumulated other comprehensive loss	(1,416)	(2,076)
Accumulated distributions in excess of accumulated earnings	(93,516)	(64,371)
Total stockholders’ equity	910,287	937,274
Total liabilities and stockholders’ equity	$1,189,197	$1,155,766

Franklin Street Properties Corp. Financial Results
Supplementary Schedule C
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2010	2009
Cash flows from operating activities:
Net income	$16,273	$19,614
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	29,078	27,141
Amortization of above market lease	1,243	2,544
Equity in earnings of non-consolidated REITs	(1,037)	(1,710)
Distributions from non-consolidated REITs	3,923	4,257
Increase in bad debt reserve	920	111
Changes in operating assets and liabilities:
Restricted cash	279	5
Tenant rent receivables	(1,261)	(182)
Straight-line rents, net	(2,961)	(849)
Prepaid expenses and other assets, net	(126)	(472)
Accounts payable and accrued expenses	615	4,294
Accrued compensation	(82)	(904)
Tenant security deposits	114	(117)
Payment of deferred leasing commissions	(7,894)	(2,202)
Net cash provided by operating activities	39,084	51,530
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(48,659)	(130,819)
Investment in non-consolidated REITs	(2)	(13,200)
Investment in related party mortgage loan receivable	(17,221)	(22,139)
Investment in assets held for syndication, net	4,858	13,017
Net cash used in investing activities	(61,024)	(153,141)
Cash flows from financing activities:
Distributions to stockholders	(45,418)	(40,173)
Proceeds from equity offering, net	1,548	115,385
Borrowings under bank note payable	58,960	23,540
Net cash provided by financing activities	15,090	98,752
Net decrease in cash and cash equivalents	(6,850)	(2,859)
Cash and cash equivalents, beginning of period	27,404	29,244
Cash and cash equivalents, end of period	$20,554	$26,385

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule D
Real Estate Portfolio Summary Information
(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
As of September 30, 2010
	Total	% of
Year	Square Feet	Portfolio
2010	233,584	3.6%
2011	491,606	7.7%
2012	484,504	7.6%
2013	537,136	8.4%
2014	590,850	9.2%
2015	813,431	12.7%
Thereafter (2)	3,266,188	50.8%
	6,417,299	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 1,126,660 square feet of current vacancies.

(dollars & square feet in 000's)	As of September 30, 2010
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	7	$224,670	24.1%	1,489	23.2%
Virginia	5	161,008	17.3%	942	14.7%
Colorado	4	126,156	13.5%	789	12.3%
Georgia	1	74,282	8.0%	387	6.0%
Missouri	3	70,977	7.6%	477	7.4%
Maryland	2	60,750	6.5%	424	6.6%
Minnesota	2	38,286	4.1%	628	9.8%
Florida	1	47,282	5.1%	213	3.3%
Indiana	1	36,004	3.9%	205	3.2%
Illinois	1	29,120	3.1%	177	2.8%
California	2	21,161	2.3%	182	2.8%
Michigan	1	14,678	1.6%	215	3.3%
Washington	1	14,437	1.5%	117	1.8%
North Carolina	2	13,878	1.5%	172	2.7%
	33	$932,689	100.0%	6,417	100.0%

Property by type:
(dollars & square feet	As of September 30, 2010
in 000's)	# of		% of	Square	% of
Type	Properties	Investment	Portfolio	Feet	Portfolio
Office	32	$927,750	99.5%	6,318	98.5%
Industrial	1	4,939	0.5%	99	1.5%
	33	$932,689	100.0%	6,417	100.0%

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule E
Portfolio and Other Supplementary Information
(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Nine Months Ended
(in thousands)	30-Sep-10	30-Sep-09

Tenant improvements	$5,874	$3,217
Deferred leasing costs	7,892	2,202
Building improvements	1,549	846
	$15,315	$6,265

Square foot & leased percentages	September 30,	December 31,
	2010	2009

Owned portfolio of commercial real estate
Number of properties	33	32
Square feet	6,417,299	5,942,414
Leased percentage	82%	84%

Investments in non-consolidated commercial real estate
Number of properties	3	3
Square feet	1,998,519	1,995,041
Leased percentage	76%	78%

Single Asset REITs (SARs) managed
Number of properties	11	11
Square feet*	2,702,287	2,406,370
Leased percentage	73%	91%

Total owned, investments & managed properties
Number of properties	47	46
Square feet*	11,118,105	10,343,825
Leased percentage	79%	85%

*December 31, 2009 excludes a managed property that completed construction on July 9, 2010 with approximately 295,891 square feet.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Sep-10	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	847,559	76.34%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	532,453	89.48%	27.0%
FSP Phoenix Tower Corp.	Houston	TX	618,507	65.32%	4.6%
			1,998,519	76.43%

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule F: Quarterly Information
(Unaudited)

(in 000's)
	Q2	Q1	Q4	Q3
Revenue:	2010	2010	2009	2009
Rental	$29,261	$30,799	$31,300	$31,702
Related party revenue:
Syndication fees	541	121	2,389	-
Transaction fees	753	146	1,537	1
Management fees and
interest income from loans	558	533	508	370
Other	6	9	6	19
Total revenue	31,119	31,608	35,740	32,092

Expenses:
Real estate operating expenses	7,358	7,973	8,646	7,752
Real estate taxes and insurance	4,318	5,246	4,349	5,364
Depreciation and amortization	9,243	9,219	9,353	8,801
Selling, general and administrative	2,559	2,171	2,513	2,243
Commissions	336	114	1,623	8
Interest	1,736	1,652	1,650	1,744
Total expenses	25,550	26,375	28,134	25,912

Income before interest income, equity
in earnings in non-consolidated REITs	5,569	5,233	7,606	6,180
Interest income	9	8	9	16
Equity in earnings in non-consolidated REITs	380	253	284	475

Income before taxes on income	5,958	5,494	7,899	6,671
Taxes on income	4	(68)	65	(270)

Net income	$5,954	$5,562	$7,834	$6,941

FFO and FFO+GOS calculations:

Net income	$5,954	$5,562	$7,834	$6,941
(Gain) Loss on sale of assets	-	-	-	-
GAAP income from non-consolidated REITs	(380)	(253)	(301)	(475)
Distributions from non-consolidated REITs	1,324	1,407	1,371	1,119
Acquisition costs of new properties	129	-	4	391
Depreciation of real estate and intangible amortization	9,675	9,934	10,167	9,561
Funds From Operations (FFO)	16,702	16,650	19,075	17,537
Plus gains on sales of assets	-	-	-	-
FFO+GOS	$16,702	$16,650	$19,075	$17,537

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule G
Percentage of Leased Space
(Unaudited & Estimated)

	Property Name	Location	Square Feet	% Leased as of 3/31/10(1)	First Quarter Average % Leased(2)	% Leased as of 6/30/10(1)	Second Quarter Average % Leased(2)	% Leased as of 9/30/10(1)	Third Quarter Average % Leased(2)

1	PARK SENECA	Charlotte, NC	109,550	85.1%	85.2%	84.4%	84.8%	84.0%	84.3%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
3	SOUTHFIELD	Southfield, MI	214,697	55.7%	55.6%	56.4%	55.9%	58.6%	57.6%
4	BOLLMAN PLACE	Savage, MD	98,745	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
5	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
6	CENTENNIAL	Colorado Springs, CO	110,730	78.5%	78.5%	78.5%	78.5%	66.9%	66.9%
7	MEADOW POINT	Chantilly, VA	138,537	51.5%	50.7%	80.6%	70.9%	97.9%	96.1%
8	TIMBERLAKE	Chesterfield, MO	232,766	99.0%	99.0%	99.0%	99.0%	99.0%	99.0%
9	FEDERAL WAY	Federal Way, WA	117,010	26.1%	26.1%	28.3%	26.9%	28.3%	28.3%
10	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
11	TIMBERLAKE EAST	Chesterfield, MO	116,197	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
12	PARK TEN	Houston, TX	155,715	66.0%	63.4%	49.8%	54.8%	48.2%	48.2%
13	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
14	ADDISON	Addison, TX	293,787	61.3%	61.3%	92.7%	71.8%	95.8%	93.7%
15	COLLINS CROSSING	Richardson, TX	298,766	100.0%	100.0%	100.0%	100.0%	28.8%	28.8%
16	GREENWOOD PLAZA	Englewood, CO	197,527	100.0%	100.0%	30.6%	53.7%	26.6%	23.6%
17	RIVER CROSSING	Indianapolis, IN	205,059	94.7%	94.7%	94.7%	94.7%	97.5%	97.5%
18	LIBERTY PLAZA	Addison, TX	218,934	77.8%	74.4%	78.0%	77.7%	76.9%	77.6%
19	INNSBROOK	Glen Allen, VA	303,745	34.7%	25.4%	31.3%	31.3%	31.3%	31.3%
20	380 INTERLOCKEN	Broomfield, CO	240,184	87.0%	87.0%	89.7%	88.8%	85.1%	85.1%
21	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
22	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
23	WILLOW BEND	Plano, TX	116,622	49.8%	49.8%	49.8%	49.8%	55.5%	53.6%
24	ONE OVERTON PARK	Atlanta, GA	387,267	90.3%	90.3%	91.5%	91.0%	92.4%	92.5%
25	390 INTERLOCKEN	Broomfield, CO	241,516	98.5%	98.5%	98.3%	98.3%	98.3%	98.3%
26	EAST BALTIMORE	Baltimore, MD	325,445	94.4%	94.7%	95.3%	95.3%	94.8%	95.1%
27	PARK TEN PHASE II	Houston, TX	156,746	97.8%	97.8%	97.8%	97.8%	97.8%	97.8%
28	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
29	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
30	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
31	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
32	3150 FAIRVIEW PARK DR.	Falls Church, VA	252,613	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
33	121 SOUTH EIGHTH ST.(3)	Minneapolis, MN	474,661	n/a	n/a	89.8%	89.8%	92.1%	91.3%
	TOTAL WEIGHTED AVERAGE		6,417,299	85.4%	84.7%	85.3%	84.6%	82.4%	82.1%

(1)	Percentage leased as of month's end and includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3)	Property was acquired on June 29, 2010.

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule H
Largest 20 Tenants – FSP Owned Portfolio
(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of September 30, 2010
					% of
	Tenant		Sq Ft	SIC Code	Portfolio
1	TCF National Bank	(1)	266,495	60	4.2%
2	Noblis, Inc.		252,613	54	3.9%
3	CITGO Petroleum Corporation	(2)	248,399	29	3.9%
4	Burger King Corporation		212,619	58	3.3%
5	RGA Reinsurance Company		185,501	63	2.9%
6	Citigroup Credit Services, Inc		176,848	61	2.8%
7	C.H. Robinson Worldwide, Inc.		153,028	47	2.4%
8	Geisecke & Devrient America, Inc.		135,888	73	2.1%
9	Murphy Exploration & Production Company		133,786	13	2.1%
10	Monsanto Company		127,778	28	2.0%
11	Vail Holding Corp d/b/a Vail Resorts	(3)	121,913	79	1.9%
12	Northrop Grumman Information Technology, Inc.		111,469	73	1.7%
13	Maines Paper & Food Service, Inc.		98,745	51	1.5%
14	Federal National Mortgage Association	(4)	92,358	61	1.4%
15	Amdocs, Inc.		91,928	73	1.4%
16	County of Santa Clara		90,467	91	1.4%
17	Ober Kaler Grimes & Shriver		88,736	81	1.4%
18	ARGO Data Resource Corporation		83,944	73	1.3%
19	International Business Machines Corp.		83,209	79	1.3%
20	Corporate Holdings, LLC		81,818	67	1.3%
	Total		2,837,542		44.2%

(1)	Property was acquired on June 29, 2010.
(2)
On January 20, 2010, the Company signed a new lease at a Houston, Texas property, for approximately 248,000 square feet of space with one of its tenants, CITGO Petroleum Corporation, effectively extending the lease expiration from February 29, 2012 to February 28, 2022.

(3)
On March 22, 2010, the Company signed a lease for an additional approximate 38,000 square feet of space with one of its tenants, Vail Holdings, Inc. through March 2019.  The remaining space of approximately 84,000 square feet is leased through March 2023.

(4)	On June 7, 2010, Federal National Mortgage Association commenced a lease for approximately 92,000 square feet of space at an Addison, Texas property. The lease expires September 6, 2013.

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule I
Definition of Funds From Operations (“FFO”),
and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.  The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define these terms in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.